Exhibit 10.6.1

125 Hartwell Avenue

Lexington, Massachusetts 02421

(the “Building”)

SEVENTH AMENDMENT

November 26, 2007

	LANDLORD:	125 Hartwell Trust, under a declaration of trust dated February 20, 1980 and filed with the Middlesex South Registry District of the Land Court as Document No. 600788, as amended

	TENANT:	Synta Pharmaceuticals Corp., a Delaware corporation, successor-by-assignment to EMD Pharmaceuticals, Inc.

PREMISES:

Collectively, (i) approximately 19,810 square feet of Premises Rentable Area on the second (2nd) floor of the Building, consisting of approximately 10,980  square feet of Premises Rentable Area under the original Lease shown as the “Premises” on

Exhibit 3 thereto, plus approximately 8,830 square feet of Premises Rentable Area added by the First Amendment referred to below shown as the “RFO Premises” on said Exhibit 3, and (ii) approximately 2,670 square feet of Premises Rentable Area on the first (1st) floor of the Building, substantially as shown cross-hatched on Exhibit A attached to the Fifth Amendment referred to below

EXISTING LEASE DATA

LEASE
EXECUTION
	DATE:	October 26, 1992

TERMINATION
	DATE:	January 31, 2008

PREVIOUS
LEASE
AMENDMENTS:

First Amendment dated as of January 31, 1993

Second Amendment dated October 1, 1997 Third Amendment dated November 1, 2002

Assignment and Assumption of Lease and Consent of and Release by Landlord and Fourth Amendment to Lease dated as of July 9, 2004 (the “Assignment/Fourth Amendment”)

Fifth Amendment dated October 22, 2004

Sixth Amendment dated August 1, 2005

                WHEREAS, Tenant, by notice to Landlord dated April 30, 2007, has exercised its option to extend the Term of the above-described lease, as previously amended (the “Lease”), for the first of the three (3) successive additional terms provided in Paragraph 1 of the Sixth Amendment to the Lease; and

                WHEREAS, Landlord and Tenant desire to confirm the terms and conditions applicable to the demise of the Premises for such additional term.

                NOW THEREFORE, the parties hereby agree that the Lease is hereby amended by this Seventh Amendment (this “Amendment”) as follows (capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease):

                1.             EXTENSION OF TERM

The Term of the Lease is hereby extended for an additional term commencing as of February 1, 2008 and expiring as of November 30, 2011.  The demise of the Premises for such additional term shall be upon and governed by the terms and conditions of the Lease (as hereby amended) in effect immediately prior to the commencement of such additional term, except as follows or as otherwise provided in this Amendment:

                A.            The Basic Rent payable by Tenant during such additional term shall be the sum of (x) the Basic Rent payable by Tenant in respect of the Premises as of January 31, 2008, plus (y) the aggregate amounts payable by Tenant under the Lease on account of Building Expenses (i.e., the Building Expense Escalation Charge) in respect of calendar years 2005, 2006 and 2007, less the portion(s), if any, of any such amounts that have been previously included in the Basic Rent set forth in the foregoing clause (x) [by way of clarification, and notwithstanding anything to the contrary contained in the Lease, the aggregate Building Expense Escalation Charges payable in respect of each calendar year (once finally determined) are included in the Basic Rent payable for the subsequent calendar year and the Building Expense Base, for purposes of determining the Building Expense Escalation Charges payable in respect of such subsequent calendar year, is changed to the prior calendar year’s Building Expenses].

                B.            The Building Expense Base in respect of such additional term shall be the amount of Building Expenses for calendar year 2007 (accordingly, Tenant’s obligation to pay Building Expense Escalation Charges in respect of such additional term shall commence to accrue as of February 1, 2008).

                C.            There shall be no Building Expense Cap during or in respect of such additional term.

                D.            Tenant shall have the right to continue to use the Included Property and the Assignor’s Improvements (as defined in Paragraphs 11 and 12, respectively, of the

Assignment/Fourth Amendment) during such additional term in accordance with and subject to the terms and provisions of Paragraphs 11 and 12 of the Assignment/Fourth Amendment, except that (even if Tenant shall use such Included Property and Assignor’s Improvements) Tenant shall have no obligation to pay the Monthly Improvements Rent in respect of such additional term.

                E.             Landlord shall have no obligation to reconstruct or renovate the Premises for Tenant’s occupancy during such additional term or to provide any allowance or contribution with respect thereto.

                2.             BROKER

                Each party (the “indemnifying party”) represents and warrants to the other party that it has not dealt with any broker or agent in connection with this Amendment.  The indemnifying party shall indemnify and hold the other party (and such other party’s trustees, beneficiaries, agents and employees) harmless of and from all claims that may be made by any person against such other party (or its trustees, beneficiaries, agents or employees) for brokerage or other compensation in the nature of brokerage with respect to this Amendment on account or arising out of the indemnifying party’s dealings with such person.  Landlord shall pay the commission owed to Richards Barry Joyce & Partners in connection with this Amendment pursuant to a separate agreement between Landlord and such party.

                3.             MISCELLANEOUS

                As amended by this Amendment, the Lease is hereby ratified, approved and confirmed in all respects and Landlord and Tenant each hereby acknowledge and confirm that, to the best of its respective knowledge, neither the Landlord nor the Tenant is in default of any term or condition of the Lease.  In the event of a conflict between the Lease and this Amendment, the terms of this Amendment shall govern.

                WHEREFORE, the parties have hereunto set their hands and seals as of the date first above written.

LANDLORD:	TENANT:

SYNTA PHARMACEUTICALS CORP.

/s/ STEVEN COLANGELO	By:	/s/ KEITH EHRLICH
Steven Colangelo, signing as		Name:	Keith Ehrlich
Trustee of 125 Hartwell Trust and not		Title:	CFO
individually and without recourse		Hereunto Duly Authorized
against the Trustee personally or his
assets